Move, Inc. Announces Second Quarter 2012 Financial Results

CAMPBELL, Calif., Aug. 2, 2012 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the second quarter ended June 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Revenue in the second quarter of 2012 was $49.3 million, compared to $48.9 million in the second quarter of 2011. Net income applicable to common stockholders was $1.4 million, or $0.04 per share, compared to $1.2 million, or $0.03 per share in the second quarter of 2011. Non-GAAP Adjusted EBITDA for the second quarter of 2012 was $6.9 million, or 13.9 percent of revenue, compared to $6.1 million, or 12.6 percent, for the second quarter of 2011. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Steve Berkowitz, chief executive officer at Move, Inc. said, "We saw good traction in the second quarter with our new solutions and continuing signs of stabilization in our core legacy products. A positive sign for our business and the industry as a whole is that even while the number of homes for sale has declined over the past several years, consumer engagement continues to increase. I am excited about the activity within our company as we roll out new functionality for mobile, refresh our website, create new solutions to better connect real estate professionals and consumers, and drive toward increasing revenue and profits for the year."

Recent Highlights:

  Consumer Engagement Web:  Realtor.com continued to lead the industry in connecting real estate professionals with serious home buyers and sellers.  Consumers viewed more than 1.2 billion pages and spent nearly 1.2 billion minutes on the Realtor.com website in the second quarter, with more than 95% of that usage occurring on for-sale properties.   Realtor.com continues to experience significant repeat usage with consumers visiting an average of approximately 5 times per month.
  Consumer Engagement Mobile Apps: Mobile usage continues to grow dramatically.  More than 40% of homes viewed across all platforms now occur on mobile apps.  Additionally, mobile engagement as measured by pages viewed and leads delivered is 6-7x that of the website.  With the enhanced Realtor.com Android app, potential home buyers and sellers can now make better pricing decisions with access to final sale prices, quickly find and monitor foreclosed properties and monitor price changes on homes anywhere all the time.
  Co-Broke: Move has experienced tremendous success since launching a lead generation solution for buyers' agents in October. With very positive sell-in as new geographies are launched, and strong renewal rates in the first wave of subscriptions, Move is now selling Co-Broke into smaller geographies, connecting real estate professionals with home-buying consumers around the country.
  Management: Move welcomed Barbara O'Connor as executive vice president of marketing. O'Connor, a 25-year marketing veteran, spent more than 10 years at Yahoo!, most recently as vice president of global consumer marketing and also led marketing at companies such as Netscape Communications Corporation, OnLive! Technologies, and Apple. O'Connor will lead the marketing and communications teams for all Move brands and web sites.

Business Outlook

Move today provided guidance for the quarter ending September 30, 2012. For the quarter ending September 30, 2012, Move expects revenue to range between approximately $48.5 million and $49 million and expects to report Adjusted EBITDA margin of approximately 14%.

Move today updated guidance for the year ending December 31, 2012. For the year ending December 31, 2012, Move expects revenue to range between $195 million and $197 million and expects to report Adjusted EBITDA margin of approximately 14%.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, August 2, 2012. To access the call, please dial (877) 312-5848, or outside the U.S. (253) 237-1155, five minutes prior to 1:30 p.m. Pacific Daylight Time. A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 4:30 p.m. Pacific Daylight Time August 2, 2012, and 11:59 p.m. Pacific Daylight Time August 15, 2012, by calling (855) 859-2056 or (404) 537-3406, with Conference ID 86912873. A replay of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income excluding net interest income, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three- and six-month periods ended June 30, 2012 and 2011, that extracts stock-based compensation under ASC Topic 718 "Compensation—Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE) is the leader in online real estate and operator of REALTOR.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub, the leading syndicator of real estate listings; Moving.com; SeniorHousingNet; SocialBios; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California. SOURCE Move, Inc.

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$49,309	$48,915	$97,050	$97,990
Cost of revenue(1)	9,628	10,461	19,273	21,244
Gross profit	39,681	38,454	77,777	76,746

Operating expenses:(1)
Sales and marketing	18,358	17,927	35,770	36,243
Product and web site development	9,477	8,999	18,191	18,462
General and administrative	10,162	9,465	21,050	19,529
Amortization of intangible assets	397	356	794	711
Total operating expenses	38,394	36,747	75,805	74,945
Operating income	1,287	1,707	1,972	1,801

Interest income, net	—	17	1	35
Earnings of unconsolidated joint venture	221	140	420	351
Other (expense) income, net	(17)	(52)	(69)	377
Income from operations before income taxes	1,491	1,812	2,324	2,564

Income tax expense	47	74	72	92

Net income	1,444	1,738	2,252	2,472

Convertible preferred stock dividend and related accretion	(24)	(562)	(942)	(2,944)
Net income (loss) applicable to common stockholders	$1,420	$1,176	$1,310	$(472)

Basic net income (loss) per share applicable to common stockholders	$0.04	$0.03	$0.03	$(0.01)

Diluted net income (loss) per share applicable to common stockholders	$0.04	$0.03	$0.03	$(0.01)

Shares used in calculation of net income (loss) per share applicable to common stockholders:
Basic	38,697	39,543	38,592	39,507

Diluted	39,689	40,471	39,518	39,507

Comprehensive income:
Net income	1,444	1,738	2,252	2,472
Foreign currency translation loss	(32)	(19)	(32)	(36)
Comprehensive income	$1,412	$1,719	$2,220	$2,436

(1) Includes stock-based compensation as follows:

Cost of revenue	$68	$65	$122	$118
Sales and marketing	904	391	1,193	759
Product and web site development	526	358	885	677
General and administrative	813	586	1,490	1,491
	$2,311	$1,400	$3,690	$3,045

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash	$45,248	$87,579
Accounts receivable, net	12,463	11,719
Other current assets	7,754	7,086
Total current assets	65,465	106,384

Property and equipment, net	19,725	20,487
Investment in unconsolidated joint venture	5,152	5,711
Goodwill, net	24,450	24,450
Intangible assets, net	6,525	7,319
Other assets	559	570
Total assets	$121,876	$164,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,786	$5,851
Accrued expenses	15,805	14,782
Deferred revenue	8,890	9,809
Total current liabilities	28,481	30,442

Other noncurrent liabilities	3,216	3,264
Total liabilities	31,697	33,706

Series B convertible preferred stock	—	48,555

Stockholders' equity:
Series A convertible preferred stock	—	—
Common stock	39	39
Additional paid-in capital	2,127,724	2,121,483
Accumulated other comprehensive income	226	258
Accumulated deficit	(2,037,810)	(2,039,120)
Total stockholders' equity	90,179	82,660
Total liabilities and stockholders' equity	$121,876	$164,921

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net income	$2,252	$2,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,913	4,639
Amortization of intangible assets	794	711
Provision for doubtful accounts	433	58
Stock-based compensation and charges	3,860	3,284
Earnings of unconsolidated joint venture	(420)	(351)
Return on investment in unconsolidated joint venture	255	280
Other noncash items	(22)	(76)
Changes in operating assets and liabilities:
Accounts receivable	(1,177)	(457)
Other assets	(656)	(914)
Accounts payable and accrued expenses	(584)	(3,237)
Deferred revenue	(942)	(1,228)
Net cash provided by operating activities	8,706	5,181

Cash flows from investing activities:
Purchases of property and equipment	(4,162)	(3,812)
Return of investment in unconsolidated joint venture	724	660
Net cash used in investing activities	(3,438)	(3,152)

Cash flows from financing activities:
Principal payments on loan payable	(54)	(51)
Redemption of convertible preferred stock	(49,044)	(70,000)
Payment of dividends on convertible preferred stock	(882)	(1,150)
Proceeds from exercise of stock options	2,931	435
Tax payment related to net share settlements of restricted stock awards	(481)	(225)
Repurchases of common stock	(69)	—
Net cash used in financing activities	(47,599)	(70,991)

Change in cash and cash equivalents	(42,331)	(68,962)

Cash and cash equivalents, beginning of period	87,579	158,517

Cash and cash equivalents, end of period	$45,248	$89,555

MOVE, INC. RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$1,444	$1,738	$2,252	$2,472

Plus:
Stock-based compensation	2,311	1,400	3,690	3,045
Stock-based charges	86	147	170	239
Depreciation	2,389	2,246	4,913	4,639
Amortization of intangible assets, including unconsolidated joint venture	595	554	1,189	1,106
Interest income, net	—	(17)	(1)	(35)
Income tax expense	47	74	72	92
Adjusted EBITDA	$6,872	$6,142	$12,285	$11,558

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Three Months Ended
	June 30, 2012
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$49,309	$—	$49,309
Cost of revenue	9,628	(68)	9,560
Gross profit	39,681	68	39,749

Sales and marketing	18,358	(904)	17,454
Product and web site development	9,477	(526)	8,951
General and administrative	10,162	(813)	9,349
Amortization of intangibles	397	—	397
Total operating expenses	38,394	(2,243)	36,151

Operating income	$1,287	$2,311	$3,598

	Three Months Ended
	June 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$48,915	$—	$48,915
Cost of revenue	10,461	(65)	10,396
Gross profit	38,454	65	38,519

Sales and marketing	17,927	(391)	17,536
Product and web site development	8,999	(358)	8,641
General and administrative	9,465	(586)	8,879
Amortization of intangibles	356	—	356
Total operating expenses	36,747	(1,335)	35,412

Operating income	$1,707	$1,400	$3,107

	Six Months Ended
	June 30, 2012
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$97,050	$—	$97,050
Cost of revenue	19,273	(122)	19,151
Gross profit	77,777	122	77,899

Sales and marketing	35,770	(1,193)	34,577
Product and web site development	18,191	(885)	17,306
General and administrative	21,050	(1,490)	19,560
Amortization of intangibles	794	—	794
Total operating expenses	75,805	(3,568)	72,237

Operating income	$1,972	$3,690	$5,662

	Six Months Ended
	June 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$97,990	$—	$97,990
Cost of revenue	21,244	(118)	21,126
Gross profit	76,746	118	76,864

Sales and marketing	36,243	(759)	35,484
Product and web site development	18,462	(677)	17,785
General and administrative	19,529	(1,491)	18,038
Amortization of intangibles	711	—	711
Total operating expenses	74,945	(2,927)	72,018

Operating income	$1,801	$3,045	$4,846

CONTACT: The Blueshirt Group, +1-415-217-7722, Todd Friedman, todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com